Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler
Kate Blute – Director of Investor and Public Relations	212-554-5469
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Acquires Pennsylvania Based Children’s

Social Services Provider and Increases Guidance for 2005

TUCSON, ARIZONA – June 14, 2005 — The Providence Service Corporation (Nasdaq: PRSC) today announced that it has acquired 100% of the issued and outstanding stock of Children’s Behavioral Health, Inc., a Pennsylvania based provider of home and school based social services for children. The purchase price was $14.5 million, consisting of $10.0 million in cash, 117,371 shares of unregistered common stock of Providence and a promissory note in the net amount of approximately $776,000 after deducting certain credits. The cash was funded through the Company’s credit facility with Healthcare Business Credit Corporation.

On an annualized basis, Children’s Behavioral Health, Inc. is expected to add approximately $10.0 million in revenue and approximately $0.06 diluted earnings per share. For the remainder of 2005, Providence expects the transaction to add $0.03 to diluted earnings per share. As a result, the Company announced improved guidance for 2005 and now projects diluted earnings per share of approximately $0.99 for the calendar year, up from prior guidance of $0.96. The Company further announced that it has received no terminations or non renewal notices from any of its remaining 320 contracts during the recent government contracting period.

“Pennsylvania is an important state for us,” said Fletcher J. McCusker, Chairman and CEO. “They have recently implemented a Child Welfare System of Care Initiative to improve care and reduce costs and are committed to home and school based solutions. This acquisition expands our presence to a number of new counties and dramatically increases our children’s services component. To support our growth and help structure Providence for additional expansion in the region, we also plan to open our fourth regional corporate administrative center in Pennsylvania, joining centers in the west, southeast and New England areas.”

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds,

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation

treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 320 government contracts in 21 states and the District of Columbia as of March 31, 2005.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com